UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2026

INTRUSION INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39608	75-1911917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 East Park Blvd, Suite 1200 Plano, Texas	75074
(Address of Principal Executive Offices)	(Zip Code)

(888) 637-7770

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	INTZ	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Exchange Agreement with Streeterville Capital, LLC

On October 29, 2026, Intrusion Inc. (the “Company”), entered into an Exchange Agreement (the “Exchange Agreement”) with Streeterville Capital, LLC (“Streeterville”).

Pursuant to the Exchange Agreement, the Company and Streeterville agreed to (i) partition a new secured promissory note in the original principal amount of $3,250,000.00 (the “Note #1 Partitioned Note”) from that certain Secured Promissory Note dated April 6, 2026 (reducing the remaining balance on such note to $704,401.02), and (ii) partition a new secured promissory note in the original principal amount of $750,000.00 (the “Note #2 Partitioned Note,” and together with the Note #1 Partitioned Note, the “Partitioned Notes”) from that certain Secured Promissory Note dated August 28, 2026 (reducing the remaining balance on such note to $884,267.86).

The Exchange Agreement provides for the exchange of the Partitioned Notes (representing $4,000,000.00 in aggregate principal debt) for 4,000 shares of the Company’s newly designated Series B Preferred Stock, par value $0.01 per share and stated value of $1,100.00 per share (the “Series B Preferred Stock”), consisting of 3,250 shares issued for the Note #1 Partitioned Note and 750 shares issued for the Note #2 Partitioned Note. Upon issuance of the Series B Preferred Stock and surrender of the Partitioned Notes, the Partitioned Notes will be fully cancelled and extinguished. Other than the surrender and cancellation of the Partitioned Notes, no monetary consideration was exchanged in connection with the Exchange Agreement.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The issuance of the 4,000 shares of Series B Preferred Stock to Streeterville pursuant to the Exchange Agreement is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the exchange is being made with an existing security holder where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 29, 2026, the Company filed a Certificate of Designations of Preferences and Rights of Series B Preferred Stock with the Secretary of State of the State of Delaware, designating 10,000 shares of the Company's authorized preferred stock as Series B Preferred Stock, par value $0.01 per share and Stated Value of $1,100.00 per share.

The Series B Preferred Stock is non-voting (except as required by law or as to specified amendments affecting the series), non-convertible into Common Stock, and ranks senior to Common Stock as to dividends, distributions, and payments upon liquidation. The Series B Preferred Stock accrues a 10% per annum preferred return on Stated Value (payable quarterly in cash or additional Series B shares at the Company's election) and an automatic quarterly dividend beginning on the one-year anniversary of issuance. The Certificate of Designations contains protective covenants restricting the Company from incurring debt, issuing equity securities, completing reverse splits (other than for Nasdaq compliance), or effecting fundamental transactions without majority consent of the Series B Preferred Stock. The Company may redeem the Series B Preferred Stock at any time at the Series B Preferred Liquidation Amount.

A copy of the Certificate of Designations is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

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Item 8.01 Other Events.

Stockholders’ Equity & Nasdaq Minimum Bid Price Compliance Update

As a result of the debt-for-equity exchange described in Item 1.01 as of the date of this Current Report on Form 8-K, the Company estimates that its stockholders’ equity exceeds $5.0 million. By demonstrating $5.0 million in stockholders' equity and meeting the applicable market value of publicly held shares requirement for continued listing and all other applicable initial listing criteria for The Nasdaq Capital Market (with the exception of the minimum bid price requirement), the Company believes it satisfies the prerequisites to request a second 180-calendar-day extension period from Nasdaq under Nasdaq Listing Rule 5810(c)(3)(A) to regain compliance with the $1.00 minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2). The Company intends to provide written notice to Nasdaq of its intention to cure the minimum bid price deficiency during such secondary compliance period, including by implementing a reverse stock split if necessary.

Nasdaq will continue to monitor the Company's compliance with all applicable listing criteria. There can be no assurance that Nasdaq will grant an additional compliance period or that the Company will maintain or regain compliance with applicable listing standards.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designations of Preferences and Rights of Series B Preferred Stock of Intrusion Inc., dated October 29, 2026.
10.1	Exchange Agreement, dated October 29, 2026, by and between Intrusion Inc. and Streeterville Capital, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTRUSION, INC.

Dated: November 2, 2026	By:	/s/ Kimberly Pinson
Kimberly Pinson
Chief Financial Officer

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